Exhibit 99.1

DOMTAR CORPORATION ANNOUNCES COMMENCEMENT OF CONSENT SOLICITATIONS

AND CONCURRENT CHANGE OF CONTROL OFFERS RELATING TO ITS 6.25% SENIOR

NOTES DUE 2042 AND 6.75%

SENIOR NOTES DUE 2044

FORT MILL, SC, December 2, 2021 — Domtar Corporation (the “Company”) today announced the commencement of a solicitation of consents (the “Consent Solicitations”) to amend the indenture governing its 6.25% Senior Notes due 2042 (CUSIP No. 257559AJ3; ISIN No. US257559AJ34) (the “2042 Notes”) and 6.75% Senior Notes due 2044 (CUSIP No. 257559AK0; ISIN No. US257559AK07) (the “2044 Notes” and, together with the 2042 Notes, the “Notes,” each such series of the Notes, a “Series”). The Consent Solicitations are being made in accordance with the terms and subject to the conditions set forth in a Consent Solicitation Statement dated December 2, 2021 (the “Consent Solicitation Statement”), to holders of record as of 5:00 p.m., New York City time on December 1, 2021 (collectively, the “Holders”). The Consent Solicitations will expire at 5:00 p.m., New York City time, on December 10, 2021, unless extended or earlier terminated (the “Expiration Time”).

Concurrent with the Consent Solicitations, the Company is offering to purchase for cash (the “Change of Control Offers”) any and all of the outstanding 2042 Notes and any and all of the outstanding 2044 Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the outstanding Notes of each Series, plus accrued and unpaid interest up to, but not including, the date of purchase, upon the terms and subject to the conditions set forth in a Change of Control Notice and Offer to Purchase, dated December 2, 2021 (the “Offer to Purchase”). The Change of Control Offers are being made pursuant to the Change of Control provisions of the Indenture as a result of the closing of the Company’s recently announced merger (the “Merger”) with a subsidiary of Karta Halten B.V., a private limited company organized under the laws of the Netherlands. The Change of Control Offers will expire at 12:00 midnight, New York City time, at the end of the day on January 3, 2022, unless extended or earlier terminated by the Company. The consummation of the Consent Solicitations are not in any way conditioned upon, either directly or indirectly, the results of the Change of Control Offers. Holders of record may participate in the Change of Control Offers and separately participate in the Consent Solicitations, in each case subject to the terms described in the Consent Solicitation Statement and the Offer to Purchase, as applicable.

In connection with the Consent Solicitations, the proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”) would amend the issuer reporting covenant contained in Section 704 of the Indenture with respect to each Series of Notes to remove the requirement to publicly file bondholder reports with the Securities and Exchange Commission and make other changes appropriate for a private company. Except for the Proposed Amendments, all the existing terms of the Notes of each Series will remain unchanged. The adoption of the Proposed Amendments will require the consent of Holders of at least a majority in aggregate principal amount of the Notes of each Series outstanding as of the record date (the “Requisite Consents”). As of the record date, $250 million aggregate principal amount of 2042 Notes were outstanding and $250 million aggregate principal amount of the 2044 Notes were outstanding.

The aggregate consent payment for the Consent Solicitations (i) for the 2042 Notes is $1,250,000, to be shared by all consenting Holders of 2042 Notes in the event that Holders of at least a majority of the outstanding aggregate principal amount of the 2042 Notes consent and the other conditions applicable to the Consent Solicitation are satisfied and (ii) for the 2044 Notes is $1,250,000, to be shared by all consenting Holders of 2044 Notes in the event that Holders of at least a majority of the outstanding aggregate principal amount of the 2044 Notes consent and the other conditions applicable to the Consent Solicitation are satisfied. Holders who validly deliver and do not validly revoke consents prior to the Expiration Time will receive a consent payment for each series of Notes that will range from $5.00 per $1,000 (if all Holders consent) to approximately $10.00 per $1,000 (if Holders of only a majority of the aggregate principal amount of the then-outstanding Notes consent). Holders of Notes that do not consent prior to the Expiration Time will not receive the consent payment. The Company reserves the right, in its sole discretion and regardless of whether any of the conditions to the Consent Solicitations have been satisfied, subject to applicable law, at any time (i) to terminate one or both of the Consent Solicitations for any reason, (ii) waive in whole or in part any of the conditions to the Consent Solicitations, (iii) amend the terms of the Consent Solicitations for any reason or (iv) modify the form or amount of the consent payment to be paid.

The consent payment will be paid to consenting holders promptly after the Expiration Time, subject to the receipt of the Requisite Consents for the applicable Series of Notes prior to the Expiration Time, the execution and effectiveness of the supplemental indenture or supplemental indentures effecting the Proposed Amendments and other customary conditions described in the Consent Solicitation Statement.

The Company has retained Barclays Capital Inc., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, and Wells Fargo Securities, LLC to act as Solicitation Agents in connection with the Consent Solicitations. Questions about the Consent Solicitations may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll free). Requests for copies of the Consent Solicitation Statement and related documents, and assistance relating to the procedures for delivering consents, may be obtained by contacting Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 807-2200 (for all others) or email contact@gbsc-usa.com.

This press release is for informational purposes only and is not an offer to purchase or sell securities, a solicitation of an offer to purchase or sell securities or a solicitation of consents, and no recommendation is made as to whether or not Holders of Notes should consent to the adoption of the Proposed Amendments or participate in the Change of Control Offers. The Consent Solicitations and Change of Control Offers are not being made to Holders of Notes in any jurisdiction in which the making thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Domtar Corporation

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward Looking Statements

All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, expected benefits and costs of the Merger and related transactions, and management plans relating to the Merger, statements that address the Company’s expected future business and financial performance, statements regarding the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on the Company’s business, results of operations and financial conditions, and other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements. Certain of these risks are set forth in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the company’s other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Those risks, uncertainties and assumptions also include The risk of unanticipated difficulties or expenditures resulting from the Merger; the risk of approvals relating to the Merger that could reduce the anticipated benefits of the Merger; the risk of legal proceedings, judgments or settlements, including those that may be instituted against Paper Excellence, Paper Excellence’s board of directors, Paper Excellence’s executive officers, Domtar, Domtar’s board of directors, Domtar’s executive officers, Merger Sub and others as a result of the Merger; the risk of disruptions of current plans and operations caused by the Merger; the risk of potential difficulties in employee retention due to the Merger; the risk of disruption of management time from ongoing business operations due to the Merger; the risk of the response of customers, distributors, suppliers, business partners and regulators to the Merger; the risk that the combined company may not operate as effectively and efficiently as expected; the risk of continued decline in usage of fine paper products in our core North American market; the risk of our ability to implement our business diversification initiatives, including repurposing of assets and strategic acquisitions or divestitures, including facility closures; the risk of failure to achieve our cost containment goals, conversion costs in excess of our expectations and demand for linerboard; the risk of product selling prices; the risk of raw material prices, including wood fiber, chemical and energy; the risk that conditions in the global capital and credit markets, and the economy generally, particularly in the U.S. and Canada; the risk that performance of our manufacturing operations, including unexpected maintenance requirements; the risk of the level of competition from domestic and foreign producers; the risk of cyberattacks or other security breaches; the risk of the effect of, or change in, forestry, land use, environmental and other governmental regulations and accounting regulations; the risk of the effect of weather and the risk of loss from fires, floods, windstorms, hurricanes and other natural disasters; transportation costs; the loss of current customers or the inability to obtain new customers; the risk of changes in asset valuations, including impairment of long-lived assets, inventory, accounts receivable or other assets for impairment or other reasons; the risk of changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Canadian dollar; the risk of the effect of timing of retirements; performance of pension fund investments and related derivatives, if any; the risk of a material disruption in our supply chain, manufacturing, distribution operations or customer demand such as public health crises that impact trade or the general economy, including COVID-19 and other viruses, diseases or illnesses; and the other factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and in Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021. All such factors are difficult to predict and are beyond the Company’s control.

Additional factors that could cause results to differ materially from those described above can be found in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in Domtar’s other reports filed with the SEC.

Media Relations

David Struhs

Vice-President

Corporate Services and Sustainability

Tel.: 803-802-8031